UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 21, 2010
United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

See Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference herein.

ITEM 2.03      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
       AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On April 21, 2010, United Western Bancorp, Inc. (the “Company”) entered into a Forbearance Agreement (the “Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”).

The terms of the Agreement provide, among other things, that JPMorgan agrees to forbear from exercising its rights and remedies under the Credit Agreement dated June 29, 2007, as amended (the “Credit Agreement”), the $25 million dollar line of credit note dated September 29, 2009, as amended (the “Note”) (the Note has a current principal balance of $17.5 million), the Amendment and Forbearance Agreement dated December 14, 2009, the Amendment to Credit Agreement, Note Modification and Forbearance Agreement dated January 15, 2010 and the other related loan documents described in the Agreement (collectively the “Loan Documents”) on account of the Disclosed Defaults (as defined in the Agreement) until the earlier of: (i) the end of business on May 15, 2010; or (ii) the occurrence of a default, other than the Disclosed Defaults, under the Loan Documents, the Agreement or any agreement required to be entered into by the Agreement. A Disclosed Default includes the Company not paying the $1.25 million principal reduction payment to JPMorgan on or before March 31, 2010 pursuant to the Loan Documents.

The foregoing is only a summary of the material terms of the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(a)  Exhibits.

10.1	Forbearance Agreement by and between United Western Bancorp, Inc. and JPMorgan Chase Bank, N.A. dated April 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED WESTERN BANCORP, INC.

Dated: April 23, 2010	By: /s/ Michael J. McCloskey
Name: Michael J. McCloskey
Title: Executive Vice President, Chief Operating Officer and General Counsel